CANADA                                       NUMBER
PROVINCE OF BRITISH COLUMBIA                        222215


                       Province of British Columbia
                 Ministry of Consumer and Corporate Affairs
                         REGISTRAR OF COMPANIES

                              COMPANY ACT


           C E R T I F I C A T E  O F  I N C O R P O R A T I O N


                          I HEREBY CERTIFY THAT

                         BIG BAR GOLD CORPORATION

            HAS THIS DAY BEEN INCORPORATED UNDER THE COMPANY ACT



                                   GIVEN UNDER MY HAND AND SEAL OF OFFICE
                                            AT VICTORIA, BRITISH COLUMBIA
                                   THIS 10TH DAY OF DECEMBER, 1980


                                      "L.G. HUCK"
                                   --------------------------------------
                                       L.G. HUCK
                                       DEPUTY REGISTRAR OF COMPANIES